 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2020
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle,	ID	83616

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2020, the Board of Directors (the “Board”) of The Pennant Group, Inc. (the “Company”) appointed Brent Guerisoli as President of the Company, to be effective January 1, 2021. Daniel Walker, who currently serves as Chief Executive Officer and President of the Company, will continue to serve as Chief Executive Officer following Mr. Guerisoli’s appointment.

Throughout his tenure at the Company, Mr. Guerisoli has helped develop dozens of leaders and directed the organization’s growth efforts across several states. After receiving his Master of Business Administration from the Walter A. Haas School of Business at the University of California, Berkeley, Mr. Guerisoli completed the executive training program and later served as a business manager at AT&T. Since joining the organization in 2012, Mr. Guerisoli has made significant contributions to the financial, clinical and cultural achievements of Cornerstone Healthcare, Inc. (“Cornerstone”), the Company’s home health and hospice portfolio company, and has played a key role in the organization’s overall leadership recruiting and training. Since 2018, Mr. Guerisoli has been serving as president of Cornerstone.

Following his appointment as President of the Company, Mr. Guerisoli will participate in the Company’s executive compensation bonus plan and continue to be eligible for stock-based compensation awards under the Company’s 2019 Omnibus Incentive Plan as well as eligible to receive generally the same benefits that are available to all employees of the Company. Compensation in connection with Mr. Guerisoli’s new role has not yet been finalized. There is no arrangement or understanding between Mr. Guerisoli or any other person pursuant to which he was selected as an officer, or any related party transactions between the Company and Mr. Guerisoli that are subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on October 29, 2020, regarding these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated October 29, 2020, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated October 29, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2020	THE PENNANT GROUP, INC.
	By:	/s/ DEREK J. BUNKER
Derek J. Bunker
Chief Investment Officer, Executive Vice President and Secretary